DAM HOLDINGS INC.
UNAUDITED CONDENSED COMIBNED PRO FORMA BALANCE SHEET

	DAM Holdings Inc.	OSO USA LLC	Combined	Pro Forma		Adjusted Pro Forma
	As of September 30, 2011					
	(Unaudited)	(Unaudited)	Totals	Adjustments	Notes	Totals
ASSETS						
Current Assets:						
Cash	$ 3,856	$ -	$ 3,856	$ -		$ 3,856
Accounts Receivable	-	36,228	36,228	-		36,228
Prepaid Expenses	295	15,961	16,256	-		16,256
Inventory (net of valuation reserve of $13,580)	94,552	26,192	120,744	-		120,744
Total Current Assets	98,703	78,381	177,084	-		177,084
Equipment	8,339	-	8,339	-		8,339
Less: Accumulated Depreciation	(8,339)	-	(8,339)	-		(8,339)
Total Equipment	-	-	-	-		-
Total Assets	$ 98,703	$ 78,381	$ 177,084	$ -		$ 177,084
LIABILITIES & STOCKHOLDERS' (DEFICIT)						
Current Liabilities						
Accounts Payable	$ 227,348	$ 33,953	$ 261,301	$ -		$ 261,301
Accrued Expenses	29,980	107,110	137,090	-		137,090
Promissory Notes Payable Officers	203,342	-	203,342	-		203,342
Promissory Notes Payable	210,280	78,323	288,603	(193,492)	1	95,111
Current Portion of Long Term Notes Payable	65,641		65,641	-		65,641
Total Current Liabilities	736,591	219,386	955,977	(193,492)		762,485
Long Term Notes Payable	-	-	-	-		-
Total Liabilities	736,591	219,386	955,977	(193,492)		762,485
Stockholders' Deficit						
Preferred Stock - $0.0001 par value, 338,000 shares authorized no shares issued and outstanding	-	-	-			-
Series A Preferred Stock - $5 stated value, 660,000 shares authorized 60,000 shares issued and outstanding	300,000		300,000			300,000
Series B Preferred Stock - $500 stated value, 2,000 shares authorized 30 shares issued and outstanding	15,000		15,000			15,000
Common Stock - $.00015 par value, 99,000,000 shares authorized 61,111,676 issued and outstanding	194		194	1,332	1	9,026
				7,500	3	
Additional Paid-In Capital	2,101,322		2,101,322	192,160	1	(909,427)
				(3,061,904)	2, 3	
				(141,005)	4	
Accumulated Deficit	(3,054,404)	(141,005)	(3,195,409)	3,054,404	2	-
				141,005	4	
Total Stockholders' Deficit	(637,888)	(141,005)	(778,893)	52,487		(585,401)
Total Liabilities and Stockholders' Deficit	$ 98,703	$ 78,381	$ 177,084	$ (141,005)		$ 177,084

Notes
1. To record conversion of $193,492 of promissory notes to common stock prior to Closing
2. To eliminate accumulated deficit of DAM Holdings Inc. to reflect reverse merger
3. To record issuance of 50,000,000 shares of common stock to acquire 100% of OSO USA LLC
4. To record classification of undistributed losses in OSO USA LLC to additional paid-in capital per SAB topic 4.B.